Exhibit 99.1

Investor Relations:

Joseph D. Gangemi

SVP & CFO

(610) 695-3676

Investor Contact:

Ronald Morales

(610) 685-3648

Media Contact:

Bronwyn Pait, Marketing

(610) 695-3630

Malvern Bancorp, Inc. Appoints Experienced Fund Manager to its Board

Norman Feinstein is a Principal and Vice-Chairman of The Hampshire Companies, and is the Fund

Manager of The Hampshire Generational Fund.

PAOLI, Pa., June 29, 2016 (GLOBE NEWSWIRE) -- Malvern Bancorp, Inc. (Nasdaq:MLVF) (the "Company"), parent company of Malvern Federal Savings Bank (the "Bank"), today announced that Norman Feinstein has been appointed to the boards of directors of the Company and the Bank. Mr. Feinstein is a Principal and Vice Chairman of The Hampshire Companies, a full-service, privately held, fully integrated real estate firm, with assets valued at over $2.5 billion. Mr. Feinstein serves as the Manager of The Hampshire Generational Fund and is a member of Hampshire’s Investment Committee. In addition to his current role as Fund Manager, he sources acquisitions and new opportunities and actively engages with investors on behalf of The Hampshire Companies.

Prior to joining Hampshire in 1998, Mr. Feinstein had been a practicing attorney for more than 25 years, specializing in real estate law. During his career he was a real estate owner and operator of commercial and residential properties and has served as President and Counsel to the New Jersey Apartment Association and was a Regional Vice President of the National Apartment Association. Mr. Feinstein currently serves on the Executive Committee of the Metropolitan Golf Association and its Foundation Board.

In a joint statement, Howard Kent, Chairman of the Board and Anthony C. Weagley, President and CEO of Malvern Bancorp, Inc., and Malvern Federal Savings Bank, indicated that “Norman is a perfect addition to Malvern’s board and his experience and vast knowledge in real estate adds depth to an important business segment of our company.”

Norman Feinstein holds a B.A. degree from the University of Connecticut and a J.D. degree from Suffolk University Law School, and is admitted to practice law in New Jersey.

About Malvern Bancorp

Malvern Bancorp, Inc. is the holding company for Malvern Federal Savings Bank. Malvern Federal Savings Bank is a federally-chartered, FDIC-insured savings bank that was originally organized in 1887 and now serves as one of the oldest banks headquartered on the Philadelphia Mainline. For more than a century, Malvern has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity. The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, as well as seven other financial centers located throughout Chester and Delaware Counties, Pennsylvania and a Private Banking Loan Production headquarters office in Morristown, New Jersey. Its primary market niche is providing personalized service to its client base.

The Bank, through its Private Banking division and strategic partnership with Bell Rock Capital, Rehoboth Delaware, provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, 401(K) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, insurance, family wealth advisory services and philanthropic advisory services.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernfederal.com. For information regarding Malvern Federal Savings Bank, please visit our web site at https://www.malvernfederal.com/.

Forward-Looking Statements

This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp, Inc., and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.